TANAKA FUNDS, INC.

                                DEALER AGREEMENT

         AmeriPrime Financial Securities, Inc. (the "Distributor") invites you, as a selected dealer, to participate as principal in the distribution of shares (the "Shares") of the mutual funds set forth on Schedule A to this Agreement (the "Funds"), of which it is the exclusive Distributor. Distributor agrees to sell to you, subject to any limitations imposed by the Funds, Shares issued by the Funds and to promptly confirm each sale to you. All sales will be made according to the following terms:

          1. All offerings of any of the Shares by you must be made at the public offering prices, and shall be subject to the conditions of offering, set forth in the then current Prospectus of the applicable Fund and to the terms and conditions herein set forth, and you agree to comply with all requirements applicable to you of all applicable laws, including federal and state securities laws, the rules and regulations of the Securities and Exchange Commission, and the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (the "NASD"), including Section 24 of the Rules of Fair Practice of the NASD. You will not offer the Shares for sale in any state or other jurisdiction where they are not qualified for sale under the Blue Sky Laws and regulations of such state or jurisdiction, or where you are not qualified to act as a dealer. Upon request to Distributor, Distributor will inform you as to the states or other jurisdictions in which Distributor believes the Shares may legally be sold.

          2. (a) On sales of Shares which are made subject to a sales charge, you will receive a discount from the public offering price ("concession") on all Shares purchased by you from Distributor as indicated on Schedule A, as it may be amended by Distributor from time to time.

(b) In all transactions in open accounts in which you are designated as Dealer of Record, you will receive the concessions as set forth on Schedule A.

          On sales of Shares which are subject to an asset-based fee or sales charge payable to the selling dealer, you will be paid any continuing fees ("Fees") in accordance with any applicable plan of distribution adopted by the applicable Fund as in effect from time to time (in accordance with SEC Rule 12b-1 and NASD Conduct Rule 2830) as set forth in the applicable Fund's Prospectus or Statement of Additional Information. (See Schedule A.)

          You hereby authorize Distributor to act as your agent in connection with all transactions in open accounts in which you are designated as Dealer of Record. All designations as Dealer of Record, and all authorizations of Distributor to act as your agent pursuant thereto, shall cease upon the termination of this Agreement or upon the investor's instructions to transfer his open account to another Dealer of Record. No dealer concessions or Fees will be allowed on purchases generating less than $1.00 in dealer concessions or Fees.

(e) As the exclusive Distributor of the Shares, Distributor reserves the privilege of revising the discounts and Fees specified on Schedule A at any time by written notice.

          3. Concessions and Fees will be paid to you at the address of your principal office, as indicated below in your acceptance of this Agreement.

          4. Distributor reserves the right to cancel this Agreement at any time without notice if any Shares shall be offered for sale by you at less than the then current public offering prices determined by, or for, the Funds.

          5. All orders are subject to acceptance or rejection (in whole or in part) by Distributor in its sole discretion. Distributor reserve the right, in its discretion, without notice, to suspend sales or withdraw the offering of Shares entirely.

          6. Payment shall be made to the Funds and shall be received by its Transfer Agent within three (3) business days after the acceptance of your order or such shorter time as may be required by law. With respect to all Shares ordered by you for which payment has not been received, you hereby assign and pledge to Distributor all of your right, title and interest in such Shares to secure payment therefor. You appoint Distributor as your agent to execute and deliver all documents necessary to effectuate any of the transactions described in this paragraph. If such payment is not received within the required time period, Distributor reserves the right, without notice, and at its option, forthwith (a) to cancel the sale, (b) to sell the Shares ordered by you back to the Funds, or (c) to assign your payment obligation, accompanied by all pledged Shares, to any person. You agree that Distributor may hold you responsible for any loss, including loss of profit, suffered by the Funds, its Transfer Agent or Distributor, resulting from your failure to make payment within the required time period.

          7. No person is authorized to make any representations concerning Shares of the Funds except those contained in the current applicable Prospectus and Statement of Additional Information and in sales literature issued and furnished by Distributor supplemental to such Prospectus. Distributor will furnish additional copies of the current Prospectus and Statement of Additional Information and such sales literature and other releases and information issued by Distributor in reasonable quantities upon request.

          8. Under this Agreement, you act as principal and are not employed by Distributor as broker, agent or employee. You are not authorized to act for Distributor nor make any representation on its behalf; and in purchasing or selling Shares hereunder, you rely only upon the current Prospectus and Statement of Additional Information furnished to you by Distributor from time to time and upon such written representations as may hereafter be made by Distributor to you over its signature.

          9. You appoint the Transfer Agent for the Funds as your agent to execute the purchase transactions of Shares in accordance with the terms and provisions of any account, program, plan or service established or used by your customers and to confirm each purchase to your customers on your behalf, and you guarantee the legal capacity of your customers so purchasing such Shares and any co-owners of such Shares.

         10. You will (a) maintain all records required by law relating to transactions in the Shares, and upon the request of Distributor, or the request of the Funds, promptly make such of these records available to Distributor or to the Funds as are requested, and (b) promptly notify Distributor if you experience any difficulty in maintaining the records required in the foregoing clause in an accurate and complete manner. In addition, you will establish appropriate procedures and reporting forms and schedules, approved by Distributor and by the Funds, to enable the parties hereto and the Funds to identify all accounts opened and maintained by your customers.

          11. Each party hereto represents that it is at present, and at all times during the term of this Agreement will be, a member in good standing of the NASD and agrees to abide by all its Rules of Fair Practice including, but not limited to, the following provisions:

          (a) You shall not withhold placing customers' orders for any Shares so as to profit yourself as a result of such withholding. You shall not purchase any Shares from Distributor other than for investment, except for the purpose of covering purchase orders already received.

          (b) All conditional orders received by Distributor must be at a specified definite price.

          (c) If any Shares purchased by you are repurchased by the Funds (or by Distributor for the account of the Funds) or are tendered for redemption within seven business days after confirmation of the original sale of such Shares (1) you agree to forthwith refund to Distributor the full concession allowed to you on the original sale, such refund to be paid by Distributor to the Funds, and
(2) Distributor shall forthwith pay to the Funds that part of the discount retained by Distributor on the original sale. Notice will be given to you of any such repurchase or redemption within ten days of the date on which the repurchase or redemption request is made.

          (d) Neither Distributor, as exclusive Distributor for the Funds, nor you as principal, shall purchase any Shares from a record holder at a price lower than the net asset value then quoted by, or for, the Funds. Nothing in this sub-paragraph shall prevent you from selling Shares for the account of a record holder to Distributor or the Funds at the net asset value currently quoted by, or for, the Funds and charging the investor a fair commission for handling the transaction.

          (e) You warrant on behalf of yourself and your registered representatives and employees that any purchase of Shares at net asset value by the same pursuant to the terms of the Prospectus of the applicable Fund is for investment purposes only and not for purposes of resale. Shares so purchased may be resold only to the Fund which issued them.

         12. You agree that you will indemnify Distributor, each Fund, each Fund's Transfer Agent, each Fund's Investment Adviser, and each Fund's Custodian and hold such persons harmless from any losses, claims, liabilities and expenses (including legal expenses) relating to the lawfulness of your company's participation in this Agreement and the transactions contemplated hereby or relating to any activities of any persons or entities affiliated with your company which are performed in connection with the discharge of your responsibilities under this Agreement. If any claims are asserted, the indemnified parties shall have the right to engage in their own defense, including the selection and engagement of legal counsel of their choosing, and all costs of such defense shall be borne by you.

          13. This Agreement will automatically terminate in the event of its assignment. Either party hereto may cancel this Agreement without penalty upon ten days' written notice. This Agreement may also be terminated as to any Fund at any time without penalty by the vote of a majority of the members of the Board of Directors of the terminating Fund who are not "interested persons" (as such term is defined in the Investment Company Act of 1940) or by a vote of a majority of the outstanding voting securities of the terminating Fund on ten days' written notice.

          14. All communications to Distributor should be sent to AmeriPrime Financial Securities, Inc., 1793 Kingswood Drive, Suite 200, Southlake, Texas 76092, or at such other address as Distributor may designate in writing. Any notice to you shall be duly given if mailed or telegraphed to you at the address of your principal office, as indicated below in your acceptance of this Agreement.

          15. This Agreement supersedes any other agreement with you relating to the offer and sale of the Shares, and relating to any other matter discussed herein.

          16. This Agreement shall be binding (i) upon placing your first order with Distributor for the purchase of Shares, or (ii) upon receipt by Distributor in Southlake, Texas of a counterpart of this Agreement duly accepted and signed by you, whichever shall occur first. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

          17. The undersigned, executing this Agreement on behalf of Dealer, hereby warrants and represents that he is duly authorized to so execute this Agreement on behalf of Dealer.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us one copy of this Agreement.

AMERIPRIME FINANCIAL SECURITIES, INC.

By: _____________________________________
         Kenneth D. Trumpfheller, President

ACCEPTED BY DEALER:

-----------------------------------------
Firm Name

By: _____________________________________
        Authorized Signature, Position

    __________________________________
              Type or Print Name

ADDRESS (Principal Office):

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 Date:  ___________________________________


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                                                     SCHEDULE A

                                                    TANAKA FUNDS, INC.

FUND NAME                                            CUSIP

TANAKA Growth Fund

[Insert information regarding Concessions and Fees]

Class A

Class B

Class R